Exhibit 99.2
MASTER TEAMING AGREEMENT
This MASTER TEAMING AGREEMENT (this “Agreement”) is made and entered into as of this 13th day of September 2006 (the “Effective Date”) by and between PUBLIC CONSULTING GROUP, INC., a Massachusetts corporation (“PCG”), and HEALTH MANAGEMENT SYSTEMS, INC, (“HMS”), a New York corporation. Each of PCG and HMS are sometimes referred to herein individually as a “Party” and together as the “Parties.” Terms used herein that are defined in the Asset Purchase Agreement (as defined below) but not otherwise defined herein shall have the respective meanings assigned to them in the Asset Purchase Agreement.
WHEREAS, PCG, HMS and HMS Holdings Corp., a New York corporation (“Holdings”), and owner of all the outstanding capital stock of HMS, have executed and delivered an Asset Purchase Agreement, dated as of June 22, 2006 (the “Asset Purchase Agreement”), pursuant to which HMS has agreed, among other things, to purchase from PCG substantially all of the assets used exclusively or primarily in the Business;
WHEREAS, HMS is interested in capitalizing on the client relationships and industry expertise PCG has developed in connection with its operation of the Business;
WHEREAS, PCG is interested in capitalizing on the client relationships and industry expertise HMS has developed prior to its operation of the Business;
WHEREAS, the Parties have determined that they would benefit from a Master Teaming Agreement between their respective organizations, in order to provide a complimentary approach on potential new business opportunities in response to requests for proposals and procurements or other requests issued by the federal government, various states, counties, and other political subdivisions (each an “RFP”); and
WHEREAS, the Parties have determined that in certain situations each would benefit from the joint preparation and submission of proposals and responses (“Responses”) to RFPs which offer the best combination of resources and skills of the respective Parties, and which would be in the best interests of the prospective client.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for such other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1. Exclusivity; Services Offered.
     1.1 PCG will make HMS its exclusive supplier of the services described in Exhibit A hereto (the “HMS Services”). PCG agrees to use its commercially reasonable efforts to identify cross-selling opportunities consistent with Section 1.4 hereof, including, but not limited to, introducing HMS employees, agents, or consultants (“HMS Representatives”) to PCG clients existing as of the date hereof and any organization, entity or political subdivisions that were clients of PCG in the twelve (12) month period preceding the Effective Date (collectively, the “PCG Clients”) in order to provide an opportunity for such HMS Representatives to market and sell the HMS Services to the PCG Clients. PCG will promptly notify HMS of all RFPs that call for, or provide an opportunity to include, any HMS Services.
     1.2 HMS will make PCG its exclusive supplier of the services described in Exhibit B hereto (the “PCG Services”). HMS agrees to use its commercially reasonable efforts to identify cross-selling opportunities consistent with Section 1.4 hereof, including, but not limited to, introducing PCG employees, agents, or consultants (“PCG Representatives”) to HMS clients existing as of the date hereof and any organization, entity or political subdivisions that were clients of HMS in the twelve (12) month period preceding the Effective Date (collectively, the “HMS Clients”) in order to provide an opportunity for such PCG Representatives to market and sell the PCG Services to the HMS Clients. HMS will promptly notify PCG of all RFPs that call for, or provide an opportunity to include, any PCG Services.
     1.3 In addition to the HMS Services and the PCG Services, which are unique services provided by HMS and PCG, respectively, the Parties perform certain of the same or substantially similar services set forth on Exhibit C hereto (the “Shared Services” and together with the HMS Services and the PCG Services, the “Services”). PCG and HMS agree to consider in good faith whether it is in the economic and business interests of each of the Parties, and in the best interest of the prospective client, to bid jointly on any issued RFP that provides the Parties the opportunity to offer any of the Shared Services.
     1.4 PCG shall review its past and current contracts with PCG Clients (the “PCG Client Contracts”) and HMS shall review its past and current contracts with HMS Clients (together with the PCG Client Contracts, the “Client Contracts”) to determine the cross-selling opportunities (“Cross-Selling Opportunities”) that exist in connection therewith. In the event that the Party with a Client Contract (the “Originating Party”) subcontracts with the other Party (the “Secondary Party”) to deliver Services under such Client Contract, the Parties shall enter into a Subcontracting Agreement (as defined below) pursuant to which the Originating Party will serve as the Prime Contractor (as defined below) and the Secondary Party shall serve as the Subcontractor (as defined below). The Prime Contractor will provide client contract management functions, such as invoicing and reporting, as more fully articulated in the applicable Subcontracting Agreement. Notwithstanding the foregoing, to the extent the cross-selling efforts of either of the Parties results in a client issuing an RFP related to such Services, Section 2 shall apply, and the Parties shall determine whether to bid jointly on such RFP.
     1.5 Each Party represents and certifies that it is eligible to perform the Services under government contracts and that it shall not take any action or fail to take appropriate action that would jeopardize such eligibility. If either Party becomes ineligible to bid on or perform a government contract, such Party shall promptly notify the other Party, in writing, of such ineligibility.
     1.6. Each Party and any of its affiliates shall fully disclose to the other Party any known conflict or potential conflict to the business interest of the other Party resulting from this Agreement or under a particular Sub-Teaming Agreement (as defined below) or Subcontracting Agreement.
2. Sub-Teaming.

     2.1 The Parties will determine within a reasonable time period following identification of a joint bidding opportunity consistent with preparing and filing a timely Response (but in no event less than fifteen (15) calendar days from written communication by a Party of identification of such joint bidding opportunity) whether to bid jointly on any particular RFP. In the event that the Parties agree to bid jointly on any such RFPs, the Parties will enter into separate teaming agreements related thereto, which teaming agreements shall incorporate the terms and conditions set forth in this Section 2 and Sections 3, 4 and 5 hereof (each a “Sub-Teaming Agreement”). Notwithstanding anything to the contrary herein, neither Party shall be obligated to bid jointly with the other in connection with any particular RFP; and, except as otherwise set forth herein, each Party shall have the right to bid jointly or enter into separate teaming agreements with third-parties.
     2.2 Each Sub-Teaming Agreement shall set forth the scope and range of Services to be covered by such Sub-Teaming Agreement, the dates and sites for performance of the Services and such other information the Parties deem necessary and appropriate. The Sub-Teaming Agreement shall also specify the specific milestones to be met by the Parties in responding to the RFP related to such Sub-Teaming Agreement, and the form and amount of consideration to be paid to the Subcontractor thereunder, if any.
     2.3 With respect to each Sub-Teaming Agreement, the Parties shall specify one of the Parties to act as the prime contractor (the “Prime Contractor”) and the other to act as the subcontractor (the “Subcontractor”). The Party designated as the Prime Contractor pursuant to a particular Sub-Teaming Agreement shall bear the primary responsibility for preparing and submitting any and all Responses. The Prime Contractor shall fully disclose in any Response the role to be played, and the Services to be provided, by the Party designated to act as the subcontractor pursuant to a particular Sub-Teaming Agreement. The Prime Contractor shall provide the Subcontractor with the opportunity to provide input with respect to the preparation and submission of any and all Responses, and the Subcontractor shall have the opportunity to review and revise any portions of such Responses that relate to such Subcontractor or the Services to be provided by such Subcontractor. The Prime Contractor shall keep the Subcontractor advised of changes in the requirements and the status of the Response.
     2.4 Communication with Potential Clients.
          (a) The Prime Contractor shall be responsible for all communications with any potential client concerning the RFP, but shall consult with and keep the other Party reasonably well informed of such communications and negotiations. The Subcontractor shall not initiate contact with any potential client concerning the RFP without the prior written consent of the Prime Contractor; provided, however, any communications initiated by such potential client or other party directly with the Subcontractor shall not be deemed to be a breach of this Agreement so long as the Subcontractor notifies the Prime Contractor of such communication.
          (b) In the event it becomes desirable for either Party to contact the potential client or any other party concerning the RFP prior to specification by the Parties of a Prime Contractor and Subcontractor with respect to thereto, the Parties shall designate a primary point of contact, and neither Party or its representatives shall contact such potential client or other party without the approval of the primary contact; provided, however, any communications initiated by such potential client or other party directly with PCG or HMS shall not be deemed to be a breach of this Agreement so long as such Party notifies the primary contact of such communication.
3. Preparation of Responses.
     3.1 The Parties shall use commercially reasonable efforts to prepare and submit a Response in connection with each RFP for which the Parties have entered into a Sub-Teaming Agreement. The Parties agree to consult prior to submission of any Response concerning the portions of the Services to be performed by each Party. In connection with the drafting and preparation of Responses, each Party shall provide all material and data pertinent to the Services to be provided by such Party and shall furnish qualified employees, agents, or consultants (“Personnel”) to assist therewith. The Prime Contractor shall be responsible for preparing Responses, integrating the information provided by the Parties in connection therewith, and submitting such Responses to potential clients. PCG and HMS shall assure availability of such Personnel including, but not limited to, management and technical personnel, to assist in any discussions and negotiations with potential clients concerning such Response. If after receipt of the pricing information from PCG or HMS an adjustment is deemed necessary by the other Party to achieve price objectives conducive to award of the Prime Contract, the Parties shall cooperate in good faith to revise such pricing.
     3.2 The Parties recognize that a potential client may amend an RFP and that revision of a Response may be necessary as a result thereof. In such case, the Parties shall enter into good faith negotiations to revise the Response. The Parties acknowledge that material modification(s) or change(s) to an RFP may result in a Party’s decision not to bid on the RFP under such circumstances. A Party may terminate its participation in a Response by providing five (5) calendar days’ notice thereof to the other Party. Further, if the potential client, for any reason, directs the Prime Contractor to place the work contemplated as the Subcontractor’s responsibility with another provider, and such direction is authorized by applicable laws and regulations, the Prime Contractor shall comply with such direction, and shall have no further obligations to the Subcontractor under the particular Sub-Teaming Agreement, except as set forth in Section 5 (Proprietary Information), Section 6 (Indemnification), Section 7 (Insurance) and Section 8 (Nonsolicitation of Employees).
4. Award of Prime Contract; Subcontracting.
     4.1 In the event a prime contract is awarded to either Party in connection with a Response hereunder, the Parties shall negotiate in good faith a Subcontracting Agreement for performance of the Services set forth under the prime contract, which Subcontracting Agreement shall be in substantially the form attached hereto as Exhibit D (each a “Subcontracting Agreement”).
     4.2 Except as otherwise set forth herein or in any particular Sub-Teaming Agreement or Subcontracting Agreement, each Party will bear all costs, risks and liabilities incurred by it arising out of its obligations and efforts under this Agreement or such Sub-Teaming Agreement or Subcontracting Agreement. Neither Party shall have any right to any reimbursement, payment or compensation of any kind from the other. Nothing herein shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties, except as specifically set forth in the applicable Sub-Teaming Agreement or Subcontracting Agreement.
     4.3 Unless otherwise specified in a particular Subcontracting Agreement, the consideration payable to the Parties in connection with any Subcontracting Agreement (“Teaming Fees”) related to a contract that provides for payment on a (i) contingency basis, the Prime Contractor will receive 20% and the Subcontractor will receive 80% of the fees paid by the client in connection with the performance of Services thereunder and (ii) fixed price basis, the Prime Contractor will receive 10% and the Subcontractor will receive 90% of the fees paid by the client in connection with the performance of Services thereunder.
     4.4 PCG shall not be entitled to payment of any Teaming Fees in connection with any Subcontracting Agreement for Services performed thereunder prior to June 30, 2007 if HMS has included revenue associated with such Subcontracting Agreement in its calculation of the 2007 Total Revenue (an “Excluded Agreement”) pursuant to Sections 2.07 and 2.08 of the Asset Purchase Agreement and the Schedules related thereto, provided, however, that PCG shall be entitled to payment of any Teaming Fees in connection with such Subcontracting Agreement for Services performed thereunder subsequent to June 30, 2007. Notwithstanding the foregoing, in the event that HMS recognizes 2007 Total Revenue in excess of $52,000,000 (the “Threshold Amount”), PCG shall be entitled to payment of 3% of all gross revenue received by HMS in excess of the Threshold Amount for Services performed under any Excluded Agreement prior to June 30, 2007, which amount PCG shall distribute in its entirety as incentive bonuses to its employees as set forth in Section 4.5 hereof.
     4.5 PCG and HMS shall agree to pay incentive bonuses to their respective employees to promote inter-company cross-selling of Services of the other Party. For a period of two years from the Invoice Date (as defined below) of each Subcontracting Agreement related to Cross-Selling Opportunities or, if earlier, until the expiration of such Subcontracting Agreement, an Originating Party will pay no less than the following percentage of the Teaming Fees paid to such Originating Party under each such Subcontracting Agreement related to Cross-Selling Opportunities as incentives to its employees who initially identified the Services to be delivered by the Secondary Party (as determined in the sole discretion of the Originating Party):
Minimum Percentage

Contingency Agreements	Fixed Price Agreements
15%	30%
     The Parties agree that such payments and employee incentives will be reflected in the applicable Subcontracting Agreement and will comply with all applicable laws and regulations. Neither PCG nor HMS shall be required to pay as incentive bonuses to their respective employees a percentage of any Teaming Fees paid to such Originating Party under any Subcontracting Agreement following the second anniversary of the effective date of such Subcontracting Agreement or, if earlier, the expiration of such Subcontracting Agreement. For purposes hereof, “Invoice Date” shall mean, with respect to a particular Subcontracting Agreement, the date of the first invoice submitted to a client by either HMS or PCG, as applicable, pursuant to such Subcontracting Agreement.

5. Proprietary Information.
     5.1 Unless otherwise subject to a separate nondisclosure agreement which shall remain in effect during the term of this Agreement, in the course of performance under this Agreement, the Parties may disclose to each other Proprietary Information. For purposes hereof, “Proprietary Information” of a Party is defined as all information, data, material and documentation of such Party, whether disclosed to or accessed by the other Party in connection with this Agreement, including, without limitation, (a) all information of such Party or its respective clients, suppliers, contractors and other third parties doing business with it, (b) the terms of this Agreement and (c) any information developed by reference to or use of such Party’s Proprietary Information. All such Proprietary Information disclosed under this Agreement shall remain the property of, and be deemed proprietary to, the disclosing Party. Oral information shall not be subject to any nondisclosure obligation under this Agreement unless that oral information (or a reasonable description or summary of the contents of the oral information) is reduced to writing within five (5) business days after disclosure. Each Party agrees to keep all Proprietary Information of the other in strict confidence, and to use the same, but no less than a reasonable, degree of care to protect such information as it uses to protect its own Proprietary Information. Disclosure of Proprietary Information shall be restricted to those persons who are directly participating in the preparation of Responses and / or the provision of Services identified in the Sub-Teaming Agreement or Subcontracting Agreement, each of whom shall be under the nondisclosure requirements of this Section 5.1 (with each party responsible for the compliance of such persons), and such Proprietary Information shall be used solely and exclusively in support thereof.
     5.2 The obligation to protect Proprietary Information shall not apply to any of the following: (a) information that has been or is made available to the public by the disclosing Party or by a third Party not under a similar obligation of confidentiality; (b) information which becomes lawfully known or available to the receiving Party from a source other than the disclosing Party; (c) information which is known to the receiving Party independently of the disclosing Party; (d) information that was independently developed by the receiving Party, and (e) information required to be disclosed by a legal action, a requirement under government regulations or an investigatory subpoena, provided, however, that the receiving Party shall give the disclosing Party notice of the legal request and take reasonable and lawful action to avoid or minimize the degree of such disclosure.
     5.3 The receiving Party shall return or destroy the disclosing Party’s Proprietary Information, including all copies thereof, as directed by the disclosing Party. The disclosing Party may request written certification of destruction.
     5.4 Each Party acknowledges that the other Party will suffer irreparable injury as a result of any misuse, disclosure or duplication of its Proprietary Information by the other Party in violation of this clause. Accordingly, the injured Party shall be entitled in such event to seek injunctive relief in addition to any other applicable remedies, including the recovery of damages.
     5.5 Nothing in this Agreement shall be deemed to grant or confer any right, title, or interest in a Party’s Proprietary Information or other intellectual property to the other Party. The inventorship of intellectual property under this Agreement or any Sub-Teaming Agreement or

Subcontracting Agreement shall be determined according to United States law, and the ownership of such intellectual property shall follow the inventorship. Each Party shall cooperate with the other to enable it to perfect its patent rights.
     5.6 The foregoing rights, obligations and restrictions as to Proprietary Information shall survive the expiration or termination of this Agreement for a period of five (5) years.
6. Indemnification.
     6.1 HMS hereby agrees to indemnify, defend and hold PCG and its affiliates and their respective employees, shareholders, officers, directors, agents and consultants, and the successors, heirs, and assigns of each of them harmless from and against any loss, damages, action, suit, claim, demand, liability, expense, or damage (each a “Loss”) that may be brought, instituted or arise against or be incurred by such persons in connection with any claims, suits, actions, demands or judgments arising out of any act or omission, or failure by HMS in performing or failing to perform any of its obligations under this Agreement, a particular Subcontracting Agreement or Sub-Teaming Agreement or under any terms or conditions of a Prime Contract applicable to HMS.
     6.2 PCG hereby agrees to indemnify, defend and hold HMS and its affiliates and their respective employees, shareholders, officers, directors, agents and consultants, and the successors, heirs, and assigns of each of them harmless from and against any Loss that may be brought, instituted or arise against or be incurred by such persons in connection with any claims, suits, actions, demands or judgments arising out of any act or omission, or failure by PCG in performing or failing to perform any of its obligations under this Agreement, a particular Subcontracting Agreement or Sub-Teaming Agreement or under any terms or conditions of a Prime Contract applicable to PCG.
     6.3 The foregoing rights, obligations and restrictions shall survive the expiration or termination of this Agreement for a period of five (5) years.
7. Insurance. During the term of this Agreement and for a period of two (2) years after its expiration or termination for any reason, each of the Parties shall secure and maintain an insurance policy or insurance policies with appropriate limits in place, necessary to meet the requirements of such Party under any new contract, RFP or other procurement opportunity.
8. Nonsolicitation of Employees. The Parties agree not to knowingly solicit, recruit, hire or otherwise employ or retain the employees of the other Party during the Term of this Agreement and for a period of five (5) years following the termination or expiration of this Agreement without the prior written consent of the other Party. Notwithstanding anything above to the contrary, this Section 8 shall not restrict the right of each Party to solicit or recruit generally in the media, and shall not prohibit each Party from hiring, without prior written consent, another Party’s employee who answers any advertisement or who otherwise voluntarily applies for hire without having been personally solicited or recruited by the hiring Party
9. Term. This Agreement shall begin as of the Effective Date and shall continue in full force and effect for a period of five (5) years, unless extended by mutual agreement of the Parties or earlier terminated in accordance with Section 10 below.

10. Termination.
     10.1 Either Party may terminate this Agreement by providing sixty (60) calendar days prior written notice to the other Party if:
          (a) the other Party materially breaches this Agreement, which material breach remains uncured for such sixty (60) day period;
          (b) the other Party experiences substantial financial difficulties including, but not limited to, its inability to pay salaries and benefits to its employees, which, in the sole opinion of the terminating Party, makes another Party’s ability to perform a Prime Contract, Subcontracting Agreement or Subcontracting Agreement highly unlikely under the terms of this Agreement; or
          (c) the other Party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law, or has liquidated its business (voluntarily or otherwise).
     10.2 Either Party may terminate its participation in a particular Sub-Teaming Agreement by delivering prior written notice to the other Party:
          (a) as provided in the particular Sub-Teaming Agreement;
          (b) as contemplated by Section 3.2 hereof; or
          (c) if the Parties, after negotiating in good faith, are unable to reach agreement on the terms and conditions of a Subcontracting Agreement pursuant to such Sub-Teaming Agreement within sixty (60) days from award of the contract to the Prime Contractor, unless a further extension is mutually agreed to by the Parties.
11. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE PERFORMANCE OR FAILURE TO PERFORM IN ACCORDANCE WITH THE TERMS HEREOF, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOST REVENUES, LOSS OF THE USE OF EQUIPMENT OR FACILITIES, OR FOR SUBSTITUTE EQUIPMENT OR FACILITIES, REGARDLESS OF WHETHER THE CLAIM OR CLAIMS THEREFORE FOUND IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE AND REGARDLESS OF WHETHER THE PARTY TO BE CHARGED HAS BEEN NOTIFIED OF THE POSSIBILITY OR SHOULD HAVE FORESEEN THE POSSIBILITY OF SUCH DAMAGES
12. Assignment. This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the respective successors and assigns of the Parties; provided, however, that no Party shall assign or otherwise transfer this Agreement or any rights, duties or obligations under this Agreement without the prior written consent of the other Party. The obligations of each Party shall not terminate upon any assignment attempted without such prior written consent.

Notwithstanding the foregoing, each Party may assign its rights and obligations under this Agreement to a parent, affiliate or subsidiary.
13. Independent Party Status. Neither this Agreement nor any particular Sub-Teaming Agreement or Subcontracting Agreement shall constitute, create, give effect to or otherwise imply a joint venture, partnership, relationship of agency or formal business organization of any kind, other than a contractor team arrangement, and the rights and obligations of the Parties shall be only those expressly set forth herein. The Parties shall be deemed to be independent contractors, and the employees of one Party shall not be deemed to be the employees of the other Party. Each Party shall be solely responsible for payment of all compensation owed to its employees and other personnel, including payment of any taxes related to employment and workers compensation insurance. Neither Party shall have authority to bind the other except to the extent authorized herein or in a particular Sub-Teaming Agreement or Subcontracting Agreement.
14. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and (a) delivered personally, (b) mailed by certified or registered mail, return receipt requested and postage prepaid, (c) sent via a nationally recognized overnight courier, or (d) sent via facsimile confirmed in writing to the recipient, in each case as follows:
If to PCG, to it at:
Public Consulting Group, Inc.
148 State Street, 10th floor
Boston, Massachusetts 02109
Attention: William S. Mosakowski
Telecopy No.: (617) 426-4632
with a copy to:
Kirkpatrick & Lockhart Nicholson Graham LLP
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111-2950
Attention: James P. O’Hare
Telecopy No.: (617) 261-3175
If to HMS, to it at:
Health Management Systems, Inc.
401 Park Avenue South
New York, New York 10016
Attention: Robert M. Holster
Telecopy No.: (212) 857-5004
with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, New York 10022
Attention: Robert A. Schwed
Telecopy No.: (212) 230-8888
or such other address or addresses as the Parties shall have designated by notice in writing.
15. Publicity. Each Party may issue a news release, public announcement, advertisement or any other form of publicity concerning its efforts or performance under this Agreement, unless specifically precluded by the terms of any new client contract or Prime Contract or otherwise, and provided that such publicity shall give full credit and recognition to the role and contribution of both Parties.
16. Waiver. This Agreement shall not be amended or modified, nor shall any waiver or any right hereunder be effective, unless set forth in a document executed by duly authorized representatives of each Party. The waiver of any breach of any term, covenant, or condition, herein contained, shall not be deemed to be a waiver of such term, covenant or condition, or any subsequent breach of the same.
17. Severability. If any part, term or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with any law of any federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions shall not be affected thereby.
18. Compliance with all Laws. In the course of performance hereunder, the Parties shall agree to comply with all applicable local, state and federal laws and regulations.
19. Governing Law. This agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles
20. Force Majeure. If and to the extent that a Party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, strikes, unavailability or shortages of labor, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such Party (each, a “Force Majeure Event”), then the non-performing, hindered or delayed Party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. The Party whose performance is prevented, hindered or delayed by a Force Majeure Event shall promptly notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.
21. Entire Agreement; Modifications. This Agreement, each Sub-Teaming Agreement and Subcontracting Agreement, and each Exhibit hereto and thereto constitute the entire understanding and agreement between the Parties and shall supersede any prior agreements, written or oral, not incorporated herein. The terms and conditions of this Agreement shall not be amended except by written agreement signed by both Parties.

     IN WITNESS WHEREOF, this Master Teaming Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the Effective Date.

HEALTH MANAGEMENT SYSTEMS, INC.
By:	/S/ THOMAS G. ARCHBOLD
	Name:	Thomas G. Archbold
	Title:	Chief Financial Officer

PUBLIC CONSULTING GROUP, INC.
By:	/S/ WILLIAM S. MOSAKOWSKI
	Name:	William S. Mosakowski
	Title:	President and CEO

Exhibit A
HMS SERVICES
     The following services provided to Medicaid agencies, managed care plans, state pharmacy assistance programs, the U.S. Department of Veterans Affairs and its political subdivisions, and SCHIP and IV-D / MSE programs:
1	Coordination of benefits (COB), including the identification of liable health insurance related to specific individuals for cost avoidance and/or recovery purposes, and recovery from providers and liable health insurance payors via billing, recoupment and settlement.

2	Credit balance audits of healthcare providers.

3	Accident-related trauma, workers’ compensation, and estate recovery services provided by the Benefits Solutions Practice Area (“BSPA”) immediately prior to the date of the Asset Purchase Agreement.

4	Medical support enforcement.

5	HIPP and SCHIP services as provided by BSPA immediately prior to the date of the Asset Purchase Agreement.

6	Medicare buy-in.

7	Services provided to the Centers for Medicare and Medicaid Services (CMS) for the Medicare as Secondary Payor program as currently provided by Seller in its contract with CMS under the “RAC initiative.”

Exhibit B
PCG SERVICES
The Buyer will make the Seller the exclusive supplier of: (i) revenue maximization services and (ii) education services. The Parties will cooperate and consult in good faith to determine whether it is in the economic and business interests of the Parties to bid jointly on any RFP or procurement issued in connection with respect to: (i) strategy and operations services, including, without limitation, those services that enable clients to design, implement and operate improvements in the delivery of health and human services and (ii) IT innovation and consulting services, including, without limitation, technology consulting and application development to clients such as system design, procurement assistance, project management and quality assurance.

Exhibit C
SHARED SERVICES
     HMS and PCG recognize that they each offer overlapping services. When working together on a specific market opportunity, the roles and responsibilities of each Party will be negotiated and defined at the time of such market opportunity.

Exhibit D
FORM OF SUBCONTRACTING AGREEMENT